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                      [Letterhead of Dorsey & Whitney LLP]



                                                                     EXHIBIT 8.1


Education Loans Incorporated
105 First Avenue Southwest
Aberdeen, South Dakota 57401

         Re:   Registration Statement on Form S-3
               File No. 333-85963

Ladies and Gentlemen:



     We have acted as counsel to Education Loans Incorporated, a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 26, 1999 (the "Registration Statement"), relating to the registration by the Registrant of $500,000,000 Student Loan Asset-Backed Notes (the "Notes") to be issued by the Registrant under an Indenture of Trust in substantially the form incorporated by reference as Exhibit 4.1 to the Registration Statement (the "Indenture"), as supplemented by Supplemental Indentures of Trust in substantially the form incorporated by reference as Exhibit 4.2 to the Registration Statement (each a "Supplemental Indenture"), to be entered into between the Registrant and U.S. Bank National Association, as trustee (the "Trustee"). The Notes will be issued from time to time in series.

     The Notes are described in the prospectus constituting Part I of the Registration Statement (the "Prospectus"). Each series of Notes will be more particularly described in a supplement to the Prospectus (each, a "Supplement").

     You have requested our opinion with respect to certain federal income tax consequences of the purchase, ownership and disposition of the Notes. For purposes of rendering our opinion we have examined the Registration Statement and the Indenture. Each Supplement and Supplemental Indenture pertaining to a specific series is to be completed subsequent to the date of this opinion. Accordingly, we have not examined any Supplement or Supplemental Indenture relating to any specific series to be issued, and our opinion does not address the contents of any such
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Education Loans Incorporated
October 20, 1999
Page 2

Supplement or Supplemental Indenture except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Supplement will contain a discussion of any material federal income tax consequences pertaining to the series to be offered thereunder which are not addressed in the Prospectus.

     Our opinion is based upon existing law and currently applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change, either prospectively or retroactively, and to possibly differing interpretations. Our opinion is also based on the representations and warranties set forth in the Indenture and applicable Supplemental Indenture and the assumptions that the Registrant and the Trustee will at all times comply with the requirements of the Indenture and applicable Supplemental Indenture.

     An opinion of counsel is predicated on all the facts and conditions set forth in the opinion and is based upon counsel's analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

     The characterization of an instrument as debt or equity for federal income tax purposes depends on all of the facts and circumstances in each case. In any such determination, several factors must be considered, including, among other things, the independence of the debt holder and equity holders, the intention of the parties to create a debt, the creation of a formal debt instrument, the safety of the principal amount, and the debt to equity ratio of the issuer. In this regard, we note that the Trustee and each Noteholder will agree to treat the Notes as debt for federal income tax purposes. Based on such agreement, the factors listed above and other considerations, it is our opinion that the Notes will be treated as debt of the Registrant for federal income tax purposes.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "United States Federal Income Tax Consequences" in the Prospectus, and we hereby confirm that, insofar as they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, the discussion under such heading accurately sets forth our advice.

Dated:    October 20, 1999


                                          Very truly yours,

                                          /s/ DORSEY & WHITNEY LLP

MER